EXHIBIT 10.9

                             STOCK OPTION AGREEMENT

          AGREEMENT made as of November 16, 1998, by and between ParkerVision, Inc., a Florida corporation (the "Company") with offices at 8493 Baymeadows Way, Jacksonville, Florida 32256, and ___________________(the "Consultant"), with a business address at Suite 600, 1100 New York Avenue, N.W., Washington, DC 20005.

          WHEREAS, in consideration of Consultant providing consulting services to the Company in conjunction with the services provided by Sterne, Kessler, Goldstein & Fox, P.L.L.C., (SKGF) the Company hereby grants to the Consultant as of November 16, 1998 (the "Grant Date"), an option (the "Option") to purchase an aggregate of ______ shares of the authorized but unissued Common Stock of the Company, $.01 par value (the "Common Stock"), conditioned upon the Consultant's acceptance thereof upon the terms and conditions set forth in this Agreement; and

          WHEREAS, the Consultant desires to acquire the Option on the terms and conditions set forth in this Agreement;

          IT IS AGREED:

     1. SERVICES. The Company hereby engages Consultant to provide consulting services with respect to such matters and at such times as the Consultant and Company shall agree from time to time, during the period commencing with the Grant Date and ending on the third anniversary of the Grant Date.

     2. GRANT OF STOCK OPTION. The Company hereby grants the Consultant the Option to purchase all or any part of an aggregate of ______ shares of Common Stock (the "Option Shares") on the terms and conditions set forth herein. The Option represented hereby is not one that qualifies as an "incentive option" under Section 422 of the Internal Revenue Code of 1986, as amended.

     3. EXERCISE PRICE. The exercise price of the Option shall be $18.75 per share, subject to adjustment as hereinafter provided.

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     4.   EXERCISABILITY.  This Option shall become  exercisable as follows:  on
November 16, 1999, this Option may be exercised to purchase ____ option shares, on November 16, 2000, this Option may be exercised to purchase an additional _____ shares and on November 16, 2001, this option may be exercised to purchase an additional ____ shares. After a portion of this Option becomes exercisable, it shall remain exercisable, except as otherwise provided herein, until the close of business on the fifth anniversary of the date that portion of this Option became exerciseable; the exercise period will terminate in all events on the fifth anniversary of the last vesting of any of the options under this Agreement (the "Exercise Period").

     5.   EFFECT OF TERMINATION OF CONSULTING SERVICES.

          5.1 TERMINATION DUE TO DEATH. If Consultant's service to the Company terminates by reason of death, the vested portion of the Option as of the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Employee under the will of the Consultant, until the end of the Exercise Period. The unvested portion of this option as of the date of death will terminate.

          5.2 OTHER TERMINATION. If the Company terminates the services of SKGF for any reason as it determines in its sole discretion, or the Consultant fails to provide the services requested of him hereunder, after written notice of such failure followed by a reasonable cure period, then the unvested portion of this option as of the date of other termination will terminate, unless the Company, in its sole discretion, shall authorize this option to continue on the same terms as herein stated. Once the Option becomes exercisable, the Option may not be terminated by the Company and shall remain exercisable by Consultant or his estate in accordance with terms herof.

     6. WITHHOLDING TAX. Not later than the date as of which an amount first becomes includible in the gross income of the Consultant for Federal income tax purposes with respect to the Option, the Consultant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Consultant from the Company.

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     7.   ADJUSTMENTS.  If and to the extent that the number of issued shares of
Common Stock shall be increased or reduced by reclassification, split-up, stock dividend, combination of shares, or any similar structural change in the Common Stock of the Company as a whole, the Company shall proportionally adjust the number and kind of Option Shares and the exercise price of the Option, to such extent and in such manner as shall as closely as possible maintain Optionee's proportionate interest in the Company and his rights hereunder immediately prior to such change in the Common Stock. No fractional shares of Common Stock shall be issued as a result of any adjustment under this provision, and to the extent any adjustment results in a fractional share of Common Stock, then the adjustment will be to the lower full share.

     8.   METHOD OF EXERCISE.

          8.1. NOTICE TO THE COMPANY. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

          8.2. DELIVERY  OF  OPTION   SHARES.   The  Company   shall  deliver  a
certificate for the Option Shares to the Consultant as soon as practicable after payment therefor.

          8.3. PAYMENT OF PURCHASE PRICE.

               8.3.1. CASH PAYMENT. The Consultant shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company. The Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

               8.3.2. PAYMENT PRICE OF WITHHOLDING TAX. Any required withholding tax shall be paid in cash in accordance with Section 8.3.1.

     9. NONASSIGNABILITY. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Consultant. No transfer of the Option by the Consultant by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a

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


copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

     10. COMPANY REPRESENTATIONS. The Company hereby represents and warrants to the Consultant that:


          10.1 The Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

          10.2 The Option Shares, when issued and delivered by the Company to the Consultant in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

     11. CONSULTANT REPRESENTATIONS. The Consultant hereby represents and warrants to the Company that


          11.1 he is acquiring the Option and will acquire the Option Shares for his own account and not with a view towards the distribution thereof;

          11.2 he has received a copy of all reports and other filings made by the Company under the Securities Exchange Act of 1934, as amended, since January 1, 1997;

          11.3 he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 ("1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

          11.4 he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause 11.2 above;

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          11.5 he is aware that the  Company  shall place stop  transfer  orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein;

          11.6 the certificates evidencing the Option Shares may bear the following legend if the issuance of the Option Shares by the Company is not registered under the 1933 Act:

               The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.

          11.7 he understands and agrees that he may sell the Option Shares only in accordance with the Company's Insider Trading Policy.

     12. RESTRICTION ON TRANSFER OF OPTION SHARES. Anything in this Agreement to the contrary notwithstanding, the Consultant hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him unless registered under the 1933 Act, or in the event that they are not so registered, pursuant to an exemption from the 1933 Act registration requirements is available thereunder, and the Consultant has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

     13.  MISCELLANEOUS.

          13.1.NOTICES. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or by private courier which shows the time and date of delivery to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

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

          13.2.STOCKHOLDER RIGHTS. The Consultant shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the exercise of the Option.

          13.3.WAIVER. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

          13.4.ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by a writing executed by the Consultant and the Company.

          13.5.BINDING EFFECT; SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

          13.6.GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without regard to choice of law provisions).

          13.7.HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

PARKERVISION, INC.

By:
   --------------------------------------
   Jeffrey Parker
   Chairman of the Board

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

Consultant:                           Address:

---------------------------------     c/o Sterne, Kessler, Goldstein & Fox, PLLC
                                      Suite 600
                                      1100 New York Avenue, N.W.
                                      Washington, DC 20005

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

                                                                       EXHIBIT A

                      FORM OF NOTICE OF EXERCISE OF OPTION


------------------------
        [Date]

ParkerVision, Inc.
8493 Baymeadows Way
Jacksonville, Florida 32256
Attention:  Stock Option Committee of
            the Board of Directors

       Re:  Purchase of Option Shares
            -------------------------

Gentlemen:

     In accordance with my Stock Option Agreement dated as of November 16, 1998 with ParkerVision, Inc. (the "Company"), I hereby irrevocably elect to exercise the right to purchase _________ shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), which are being purchased for investment and not for resale.

     As payment for my shares, enclosed is (check and complete applicable box[es]):

     ___ a [personal check] [certified check] [bank check] payable to the order of "ParkerVision, Inc." in the sum of $_________;

     ___  confirmation of wire transfer in the amount of $_____________; and/or

Kindly forward to me my certificate at your earliest convenience.

Very truly yours,


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(Signature)                        (Address)


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(Print Name)                       (Address)

                                   ------------------------------
                                   (Social Security Number)

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